UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 3, 2008

ENERGY KING, INC.
(Exact Name of Issuer as Specified in its Charter)

Nevada	0-27454	20-3161375
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1929 Main St., Suite 106,, Irvine, CA 92614
(Address of principal executive offices)

(858) 272-6600
(Issuer’s telephone number, including area code)

  ENERGY KING, INC.
4455 Lamont Street, San Diego, CA 92109
(Former name, former address and former fiscal year, if changed since last report)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 30, 2008, Larry Epstein, 57, a director of Energy King, Inc. ("Energy King") resigned his position as a director of Energy King. On that day Mr. Epstein sent Energy King an e-mail, a copy of which is attached hereto as Exhibit 99.1, stating that the resignation was effective immediately. The grounds provided to Energy King in the e-mail were that after discussions with legal counsel Mr. Epstein had a continuing “concern regarding, in my opinion, Energy King management’s constant disregard for proper corporate procedures and proper attention to Securities and Exchange Commission disclosure requirements.”

Mr. Epstein had been a member of the Board of Directors’ compensation, nominating, governance and auditing committees. Energy King will provide Mr. Epstein with a copy of this Form 8-K no later than the day it is filed and furnish Mr. Epstein with an opportunity to state in a letter addressed to Energy King as promptly as possible whether he agrees with the disclosure contained in this Form 8-K and if not, stating the respects in which he does not agree. Any such letter provided to Energy King by Mr. Epstein will be filed as an exhibit in an amendment to this Form 8-K within two days.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

The following documents are filed herewith as an exhibit to this Form 8-K:

Exhibit No.	Description of Exhibit
99.1	E-Mail from Larry Epstein dated June 30, 2008

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENERGY KING, INC.

July 3, 2008	By:	/s/ Larry Weinstein
Larry Weinstein
Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	E-Mail from Larry Epstein dated June 30, 2008